UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington D.C., 20549

                            Form 8-K

                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) July 6, 2005


                    AMERICAN WATER STAR, INC.
     (Exact name of registrant as specified in its charter)


       Nevada               001-32220            87-0636498
     (State of          (Commission File      (I.R.S. Employer
   incorporation)            Number)         Identification No.)

4560 South Decatur Boulevard
Suite 301
Las Vegas, Nevada                                           89103
(Address of Principal Executive                        (Zip Code)
Offices)

Registrant's telephone number, including are code: (702) 740-7036

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

  (c)    Appointment of Officer

  At a special meeting of the board of directors on July 13, 2005, Mr. Jerry Ludeman was appointed to the position of Secretary of American Water Star to be effective August 1, 2005, the day following the resignation of Mr. Daniel Beckett.

  Mr. Ludeman previously served as a director and Executive Vice President of the Company from February 2002 to July of 2002 and from July 2003 to July 2004. From March 2001 to February 2003, Mr. Ludeman served as a director and CEO of Geyser Products, LLC, a company that specialized in the marketing and distribution of bottled beverages. From 1989 to 2001, Mr. Ludeman was the President and CEO of Next Age, Inc. (formerly Barrington Food Group, Inc.), a national and international food and beverage marketing organization. From 1977 to 1989, Mr. Ludeman served as Vice President of Sales and National Sales Manager of Orval Kent Food Company, a division of Pet Foods Company.

  American Water Star has not entered into a formal agreement with Mr. Ludeman.

  (d)    Election of New Director

  On July 13, 2005, effective immediately, Mr. Jerry Ludeman was elected to American Water Star's board of directors to fill the vacancy which was created by the resignation of Mr. Dale
  Paisley in March, 2005.

Item 8.01 Other Events

  On July 6, 2005, American Water Star issued a press release announcing its present and future sales efforts, including the addition of new distributors and inventory status.

  A copy of the press release is attached hereto as exhibit 99.

Item 9.01 Financial Statements and Exhibits

  (c) Exhibits

  Exhibit      Exhibit Title of Description
  Number

  99 Press Release of the Company, dated July 6, 2005 announcing the Company's present and future sales efforts.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              AMERICAN WATER STAR, INC.

                              By:/s/Roger Mohlman
                                    Roger Mohlman, President


Date:  July 15, 2005